Exhibit 10.6

TRITON DISTRIBUTION SYSTEMS INC. and YDEE

MARKETING and DISTRIBUTION AGREEMENT

03/10/06

1.                 SERVICES

A.             Triton Distribution Systems, Inc., a California corporation (TDS) with its principal place of business at One Harbor Drive, Suite 300, California 94965, USA, (“Agreement”) and Yoee, a Beijing, China corporation desire to enter into a Marketing and Distribution Agreement for the purpose of (a) providing access for Yoee to worldwide GDS database and (b) distributing Yoee’s domestic Chinese air, car, hotel, etc. inventory via TDS’s Gateway and subscriber network internationally.

B.               Pursuant to the terms and conditions of this Agreement, Yoee or its designate affiliate will provide to TDS the Services specified on the attached Services Designator, which shall include a license to use any Software provided hereunder. Yoee owns or properly licenses each of the Yoee Services and is authorized to distribute the Services to TDS.

C.               Yoee will provide TDS access to the Services via the public Internet and Yoee will establish a separate and exclusive domain for TDS and its customers. TDS shall have sole responsibility for any interface between the Triton Distribution Systems software application and the Services.

D.              End Users will be allowed to access the Services only via their use of Triton Distribution Systems software applications.

2.                 DEFINITIONS

A.             “Booking” means an active booking or a ticketed passive booking for the services of an air, car, hotel, cruise or tour vendor that participates in the Services, less cancellations thereof, which (i) is made by TDS or a End User directly via the services or Triton Distribution; (ii) results in a fee payable directly or indirectly by the vendor to Yoee; and (iii) is not speculative, fictitious, or made solely for the purpose of achieving productivity-based booking subjectives.

B.               “Documentation” means all manuals, operating procedures, instructions, guidelines, and other materials provided by Yoee to TDS, including electronic formats.

C.               “Red Dragon” means the Internet-based “front-end” software applications developed and maintained by TDS.

D.              “End User” means a travel agency or an individual consumer that has entered into an End-User License Agreement with TDS to utilize Red Dragon or that is a User of an Internet website that is linked to Red Dragon for the purpose of accessing travel reservation services.

E.                “Network” means a system of computer hardware, software utilizing the Internet, used to distribute its Services by routing messages and data between the Nodes and the Yoee Data Center.

F.                “Subscriber” means any travel agent or other person that has entered into a subscriber agreement with TDS to gain access to the Services.

G.               “Transaction” means one or more messages accessing the Services that is transmitted by TDS or by an End User via Red Dragon.

H.              “Interface software” means any forms, message formats, and applications which perform transactions between Yoee and TDS.

I.                   “Yoee Services” mean messages, forms, software and procedures by which availability inquiries and bookings on Yoee’s inventory may be made (by Yoee).

3.                 SALE OF CHINESE DOMESTIC AIRLINE TICKETS

A.             TDS will offer to and book from international agencies, Yoee’s sale of domestic Chinese airline tickets.

B.               All passenger records will be booked in Yoee’s name with Yoee’s IATA number. All reservations residing in the TravelSky database will carry Yoee’s name and IATA number.

C.               When a sale is made, TDS will automatically notify Yoee after validating the credit card. Yoee will be responsible for returning a confirmation number for any reservation issued outside China within the “normal confirmation time” of 48 hours.

D.              The Passenger Name Record (PNR) will be built in the TravelSky data base and will include all pertinent information including Yoee’s name and IATA number.

E.                When the confirmation is sent, the sale can be completed and the credit card transaction will take place and be shown in the PNR. The sale is non-refundable (TDS can offer the clients cancellation insurance). The sale is made by Yoee who will be paid by the credit card company directly.

F.                Yoee will establish a separate and exclusive domain for TDS and its agencies to make air and hotel reservations over the Internet.

G.               All tickets issued on Chinese domestic airlines will be e-tickets. No hardcopy tickets will be permitted. All tickets will be prepaid and non-refundable.

When booking an airline reservation the agency would receive a quote and once the reservation is booked and the confirmation number is received then the client’s credit card will be charged. The confirmation number would trigger the credit card charge. All transactions would be prepaid by credit card and billed directly to the customer, but the clearing Bank will pay Yoee directly. The transaction is fully prepaid and non-refundable. Yoee will collect all commissions from the Chinese airlines. TDS will not charge Yoee or the Chinese airlines any fees or commissions. TDS and the travel agents will collect transaction/access fees directly and only from the travel customer.

The diagram below shows the transaction flow:

4.                 ACCESS TO WORLDWIDE GDS DATA BASE

A.             TDS will arrange for Yoee to have access via TDS Gateway to a Worldwide GDS Data Base to book international airlines, hotels, car rentals, cruises, and travel leisure packages.

B.               TDS will provide point of sales reservation system [TravelExpert 2] or internet reservations engine [Reslink2] needed by Yoee to perform international reservation.

C.               All passenger records in the GDS will show Yoee’s name and IATA number only.

D.              All airline tickets and travel documents will be issued by Yoee in the name of Yoee and IATA number as the originating travel agency.

E.                All commissions will be paid directly and exclusively to Yoee from all travel providers.

F.                TDS will offer all these services to Yoee without charge.

The diagram below shows the flow of the transactions between Yoee - Triton Distribution Systems and the Worldwide International GDS Data Base.

5.                 TERM

This Agreement will commence on March 10, 2006 (“Contract Effective Date”) and will expire March 9, 2008; TDS and Yoee agree to renew this Agreement for an additional 48-month period at terms mutually agreed to.

6.                 USE OF SERVICES

A.             TDS has no ownership, right, or title in or to any Yoee Services, and may not remove identifying marks from the Yoee Services or subject same to any lien or encumbrance. TDS will utilize the Yoee Services strictly in accordance with the Documentation.

B.               End Users may access the Services only through their use of Triton Distribution Systems and are prohibited from accessing the Yoee Services directly. All End Users are solely the customers of TDS.

C.               Yoee may enhance, modify, or replace (collectively, “Update”) any of the Yoee Services at any time. If TDS elects to use an Update, such use will constitute its agreement to abide by the terms and conditions pertaining to such use as established by Yoee. TDS acknowledges that there may be instances where TDS is required to use an Update; provided, however, in such event, Yoee agrees that there shall be no charge to TDS for its use of such Update.

E.                Yoee is expressly prohibited from soliciting or selling any Yoee services to any TDS customer.

7.                 FINANCIAL MATTERS

A.             TDS will pay Yoee an upfront fee of $6,000 for the initial implementation of the XML interface.  This fee will be refunded when TDS has booked 5000 segments within one year of the contract signing date.

B.               A credit card clearing bank, which is mutually acceptable to both Yoee and TDS, will clear all credit card transactions daily and automatically credit the net travel price to Yoee and credit any added service or access charges to TDS.

C.               All transactions booked by TDS will be charged to the travel customer’s credit card and will be prepaid and non-refundable.  Once Yoee’s account is credited then Yoee is responsible for providing the applicable services, and in the event that such services are not provided, Yoee assumes full responsibility to the End User directly.  Any prepaid reservations canceled or not provided as contracted shall be repaid by Yoee directly to the End User, either by crediting the End User’s credit card account within 48 hours or by wire transfer within 15 days of non-performance or cancellation.

8.                 THIRD PARTY PRODUCTS

Yoee has no liability whatsoever with respect to any product that is not provided by Yoee (“Third Party Product”) and is used by TDS in conjunction with the Yoee Services, including Triton Distribution Systems.  TDS shall indemnify and hold harmless Yoee for all liabilities, costs, and expenses resulting from or related to TDS’ use of a Third Party Product.

9.                 WARRANTIES

A.             Yoee represents and warrants that: (i) it is the owner or authorized licensee of the Services; (ii) it has the right to provide the Services to TDS; and (iii) it shall use commercially reasonable efforts to maintain the availability of the Services.

B.               This warranty shall be null and void if TDS (i) fails to use the Services in accordance with the documentation and this Agreement; (ii) fails to use required Updates; or (iii) makes any unauthorized change to the Services.  Furthermore, Yoee shall have no liability to TDS whatsoever if TDS’s use of a Third Party Product proximately causes the failure of performance under Article 10.A.

C.               Yoee (i) MAKES NO OTHER WARRANTY WITH RESPECT TO THE SERVICES OR ANY PRODUCTS OR SERVICES PROVIDED BY YOEE; (ii) MAKES NO WARRANTY WHATSOEVER WITH RESPECT TO THIRD PARTY PRODUCTS; AND (iii) EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

D.              Subject to Article 7.A, in the event of a claim by a third party TDS due solely to an alleged breach of a warranty set forth in Article 9.A(i) or 9.A(ii), Yoee will defend TDS and hold TDS harmless against such claim; provided that (i) TDS notifies Yoee of such claim within 30 days after it becomes aware of the claim; (ii) Yoee controls the defense and any settlement of such claim; and (iii) TDS cooperates in Yore’s defense of the claim.  Furthermore, if Yoee is found to be in breach of a warranty set forth in Article 8.A, Yoee shall, at its option and expense, modify or replace the component of the Services causing the breach or, in the case of a breach of Article 9.A(i) or 9.A(ii), may instead obtain for TDS the right to continue to use such component of the Services.

E.                The remedies available under this Article 9 are exclusive of any other remedy provided for in this Agreement or any other remedy, now or hereafter existing at law, in equity, by statute or otherwise for breach of Article 9.A.

F.                TDS represents and warrants that no written or oral representation or warranty made or information furnished by TDS to Yoee contains any untrue statement of material fact.

10.          LIMITATION OF LIABILITY

Except for the specific remedies provided for in Articles 9 and 12 of this Agreement, Yoee shall not be liable to TDS under contract law or in tort for (and TDS hereby waives and releases Yoee, its officers, directors, employees, agents, successors and assigns from) all obligations, liabilities, rights, claims, damages and remedies of TDS, arising by law or otherwise, due to any defects, errors, malfunctions, performance, failure to perform, use of the Services (or any part thereof), interruptions of Services, or acts of Yoee’s agents or subcontractors.  Further, without limiting the generality of the foregoing, Yoee shall not in any case be liable for lost business, lost revenue, lost profits, lost profits, lost data, lost savings or any economic loss or damage of any kind or nature, including any other direct, indirect, incidental, special or consequential damages.

11.          TERMINATION FOR CAUSE

A.             If either party (the “Defaulting Party”) fails to perform or observe any of its material obligations hereunder, and such failure continues for a period of 30 business days after written notice (expect in any circumstance where a cure is impossible in which case there shall be no cure period) from the other party (the “Insecure Party”, then the Insecure Party may immediately terminate this Agreement.  If Yoee is the Defaulting Party hereunder, then, without prejudice to any other rights or remedies of TDS, including the right to recover liquidated damages all or any of the rights of Yoee under this Agreement may, at the option of TDS, be terminated, reduced or restricted.

B.               Notwithstanding anything to the contrary in this Agreement, provisions that by their nature and intent should survive expiration or termination, including, but not limited to, those related to confidentiality, liquated damages, Software license restrictions, and risk of loss, shall so survive.

12.          INDEMNIFICATION

A.             Each party (“Indemnitor”) shall indemnify and hold harmless the other party, its owners, officers, directors, employees, agents, successors and assigns (each an “indemnitee”), against and from third party liabilities, including reasonable attorneys’ fees, costs and expenses incident thereto, which may be incurred by an indemnitee solely by reason of any injuries or deaths of persons, or the loss of, damage to, or destruction of property, including loss of use thereof, arising out of or in connection with any act, failure to act, error or omission of the indemnitor, its officers, directors, employees, agents or subcontractors in the performance or failure of performance of its obligations under this Agreement.

B.     TDS and Yoee shall indemnify and hold harmless the other party, its owners, officers, directors, employees, agents, successors and assigns, against and from any and all third party liabilities, including reasonable attorneys’ fees, costs and expenses incident thereto, which may be incurred solely as a result of the other party’s use of the Services, including, without limitation, fraudulent bookings, unintended errors, or incorrect information.

13.          DAMAGES

If one party fails to perform or observe its obligations pursuant to the provisions of Article 8 or 14 hereof, then the other party shall be liable to the non-performing party for all legal damages and equitable relief available under the law, including, without limitation, injunctive relief, monetary damages, attorneys’ fees and all costs incurred in enforcing such provisions. Further, nothing contained in this Article 13 shall be deemed to limit the indemnification obligations specified elsewhere in this Agreement.

14.          CONFIDENTIALITY

Neither party shall disclose the trade secrets and proprietary and confidential information of the other party, including, but not limited to, the provisions of this Agreement provided, however, either party may share the terms of this Agreement with its accountant and attorney strictly on a need-to-know basis. Neither party shall use the name, logo or product names of the other in brochures, proposals, contracts or other publicly disseminated materials without first securing the other party’s written approval.

15.          GOVERNING LAW: JURISDICTION

This Agreement and any disputes arising under or in connection with this Agreement shall be governed by the internal laws of the State of California, without regard to its conflicts of laws principles. All actions brought by Yoee to enforce, arising out of or relating to this Agreement shall be brought and tried in federal or state courts located within the County of Marin, State of California, and the parties hereby consent to submit to the personal jurisdiction of such courts and to venue therein.

16.          SALE AND ASSIGNMENT

Either party shall have the right to assign or transfer this agreement or any part thereof by advising the other party in writing thirty (30) days prior to the assignment or transfer.

17.          GENERAL

A.             Neither party shall be deemed to be in default or liable for any delays if and to the extent that performance is delayed or prevented by an event of force majeure.

B.               The failure of either party to exercise or its waiver or forbearance of any right or privilege under this Agreement shall not be construed as a subsequent waiver or forbearance of any such term or condition by such party.

C.               Any notice permitted or required to be given hereunder shall be sent by first class mail, postage prepaid,  or by any more expedient written means to the address of TDS as specified above; notices to Yoee shall be sent to: Yoee.com, No.20 Xibahe Dongil, Chaoyang District, Beijing, P.R. China, 100028.

D.              If any provision of this Agreement is held invalid or otherwise unenforceable, the enforceability of the remaining provisions will not be impaired thereby.

E.                In the event of an action to enforce this Agreement or to seek remedies for a breach of this agreement, the prevailing party shall be entitled to receive from the other party reimbursement of its reasonable attorneys’ fees, expenses and court costs.

18.          ENTIRE AGREEMENT

This Agreement, together with any attachments now or hereafter  made, each of which is, without further affirmation, added to and made a part hereof, constitutes the entire agreement and understanding of the parties on the subject matter hereof and, as of the Contract Effective Date, supercedes all prior written and oral agreements between the parties, excluding amounts due Yoee which may have accrued under the Original Agreement. This Agreement may be modified only by written agreement of the parties. In the event that the provisions of an attachment conflict with any terms herein, then the provisions of the attachment shall control.

By signing below, the parties acknowledge their acceptance of the terms and conditions of this Agreement and its attachments.

TDS Networks, Inc.		Yoee.com
One Harbor Drive, Suite 300		No.20 Xibane Dongil, Chaoyang District
Sausalito, CA 94965		Beijing, China 100028

Signature:	/s/ Gregory Lyklardopoulos	Signature:	/s/ Justin Xiong
Printed Name: Gregory Lyklardopoulos		Printed Name: Justin Xiong
Title: Chairman and CEO		Title: CEO
Date:		Date: 2006.3.10